Exhibit 21.1

Subsidiaries of The WhiteWave Foods Company*

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alpro Comm.VA	Belgium	Dean Foods European Holdings, Sarl. Alpro Holdings, BVBA	>99% Limited Interest <1% Unlimited Interest
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100.00%
Alpro Foundation VZW	Belgium	Alpro Comm. VA	100.00%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100.00%
Alpro Holdings, BVBA	Belgium	Dean Foods European Holdings, Sarl. WhiteWave European Management Holdings, SCS	>99% Limited Interest <1% Unlimited Interest
Alpro Soja Nederland BV	Netherlands	Alpro Comm.VA	100.00%
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100.00%
Creamer Nation, LLC	DE	WWF Operating Company	100.00%
Dean Foods European Holdings, Sarl.	Luxembourg	WhiteWave European Management Holdings, SCS	100.00%
Hero/WhiteWave, LLC	DE	WWF Operating Company	50.00%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100.00%
Horizon Organic Dairy, LLC	DE	WWF Operating Company	100.00%
Horizon Organic International, Inc.	DE	WWF Operating Company	100.00%
Horizon Organic International Holding Company	DE	Horizon Organic International, Inc. Horizon Organic Dairy Limited	95.50% 4.50%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100.00%
RDairy Holding Limited	United Kingdom	RDH, LLC	100.00%
RDH, LLC	DE	Alpro (UK) Limited	100.00%
Reeves Street, LLC	DE	WWF Operating Company	100.00%
Silk Operating Company, LLC	DE	WWF Operating Company	100.00%
Sofine Foods BV	Netherlands	Alpro Comm.VA	100.00%
Sojinal SAS	France	Alpro European Holdings, Sarl	100.00%
WhiteWave European Management Holdings, SCS	Luxembourg	WhiteWave International Management Holdings, SCS WhiteWave European Management, LLC	>99% Limited Interest <1% Unlimited Interest
WhiteWave European Management, LLC	DE	WhiteWave International Management Holdings, SCS	100.00%
WhiteWave International Management Holdings, SCS	Luxembourg	Horizon Organic International Holding Company WhiteWave International Management, LLC	>99% Limited Interest <1% Unlimited Interest
WhiteWave International Management, LLC	DE	Horizon Organic International Holding Company	100.00%
WhiteWave Receivables GP, LLC	DE	WWF Operating Company	100.00%
WhiteWave Receivables, L.P.	DE	WWF Operating Company WhiteWave Receivables GP, LLC	99.90% Limited Partner 0.10% General Partner
WhiteWave Services, Inc.	DE	WWF Operating Company	100.00%
WWF Operating Company*	DE	The WhiteWave Foods Company	100.00%

*In anticipation of this offering, the registrant and Dean Foods Company (“Dean Foods”) will enter into a separation and distribution agreement that will provide for, and contain the key terms of, the separation of the registrant’s business from Dean Foods’ other businesses and the contribution by Dean Foods to the registrant of the capital stock of WWF Operating Company, which presently is a wholly-owned subsidiary of Dean Foods (the “contribution”). The separation of the registrant’s business from Dean Foods’ other businesses and the contribution will take effect no later than the completion of this offering. WWF Operating Company is presently a wholly-owned subsidiary of Dean Foods and is the direct or indirect parent company of the other subsidiaries listed above. Upon the contribution, WWF Operating Company will become a wholly-owned direct subsidiary of the registrant and the other subsidiaries in the table above will become indirect subsidiaries of the registrant.